     As filed with the Securities and Exchange Commission on May 11, 2001

                                                            Registration No.333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                           ATP OIL & GAS CORPORATION
             (Exact name of registrant as specified in its charter)

           TEXAS                                                 76-0362774
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                         4600 POST OAK PLACE, SUITE 200
                              Houston, Texas 77027
                                 (713) 622-3311
          (Address of principal executive offices, including zip code)

                                ---------------

               ATP OIL & GAS CORPORATION 1998 STOCK OPTION PLAN;

                   ATP OIL & GAS CORPORATION 2000 STOCK PLAN
                           (Full title of the plans)

                              ALBERT L. REESE, JR.
                SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                         4600 POST OAK PLACE, SUITE 200
                              HOUSTON, TEXAS 77027
                    (Name and address of agent for service)

                                 (713) 622-3311
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                             Keith R. Fullenweider
                             Vinson & Elkins L.L.P.
                       2300 First City Tower, 1001 Fannin
                              Houston, Texas 77002
                                 (713) 758-2222

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                 TITLE OF                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
             SECURITIES TO BE                  AMOUNT TO BE         OFFERING PRICE PER         AGGREGATE          AMOUNT OF
                REGISTERED                    REGISTERED (1)            SHARE  (2)           OFFERING PRICE    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock, $.001 par    4,646,607 shares               $1.40 -$14.00        $46,009,059            $11,502
 value....................................
==================================================================================================================================
(1) Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the
    "Securities Act"), this Registration Statement shall also covers any additional shares of Common Stock which become issuable under the 2000 Stock
    Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.  The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq National Market on
    May 8, 2001.  The offering price per share and aggregate offering price for the outstanding stock options are based upon the price at which the options may be exercised.

----------------------------------------------------------------------------------------------------------------------------------

The chart below illustrates the calculation of the registration fee:

                                                                 OFFERING PRICE              AGGREGATE
             SECURITIES                 NUMBER OF SHARES            PER SHARE              OFFERING PRICE
-----------------------------------------------------------------------------------------------------------
Shares issuable pursuant to                  301,787                $ 1.40                  $   422,502
 outstanding stock options under the         344,820                $ 3.85                  $ 1,327,557
 1998 Stock Option Plan and the 2000          20,000                $14.00                  $   280,000
 Stock Plan                                                                                 ----------
                                                                                            $ 2,030,059
-----------------------------------------------------------------------------------------------------------
Shares issuable pursuant to unissued       3,980,000                $ 1.05                  $43,979,000
 stock options under the 2000 Stock
 Plan
-----------------------------------------------------------------------------------------------------------
Proposed Maximum Offering Price                                                             $46,009,059
-----------------------------------------------------------------------------------------------------------
Registration Fee                                                                            $    11,502
-----------------------------------------------------------------------------------------------------------

         This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act. Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                     PART I

ITEM 1.  PLAN INFORMATION.

         Information required by Part I, Item 1 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Information required by Part I, Item 2 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                    PART II
              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents, which we have filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

  (a) Our Annual Report on Form 10-K filed with the Commission pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on April 5, 2001, which contains audited financial statements for the fiscal year ended December 31, 2000, and

  (b) Our Registration Statement on Form S-1, as filed with the SEC on September 18, 2000 and any amendment thereto, and the description of our common stock contained therein.

  All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this prospectus have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

  Certain information incorporated by reference in this Registration Statement relating to our net proved natural gas and oil reserves and future net cash flows therefrom is derived from estimates prepared by our independent petroleum engineering consultants, Ryder Scott Company, L.P. and Schlumberger Holditch-Reservoir Technologies Consulting Services and is incorporated by reference herein in reliance upon such firms as experts with respect to such matters.

ITEM 4.  DESCRIPTION OF SECURITIES.

  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article VI of the Restated Bylaws of ATP Oil & Gas Corporation (the "Company") provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaws provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

  Additionally, Article Ten of the Company's Amended and Restated Articles of Incorporation provides that a director of the Company is not liable to the Company for monetary damages for any act or omission in the director's capacity as director, except that Article Ten does not eliminate or limit the liability of a director to the extent the director is found liable for (i) a breach of such director's duty of loyalty to the Company or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or which involves intentional misconduct or knowing violation of law, (iii) a transaction from which a director receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office and (iv) an act or omission for which liability is expressly provided by an applicable statute.

  Article Ten also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article Ten shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8.  EXHIBITS.

  Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

  3.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 12, 2000).

  3.2 Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities & Exchange Commission on December 12, 2000).

  4.1  Specimen Common Stock Certificate (incorporated by reference to Exhibit
       4.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 18, 2000).

  4.2  ATP Oil & Gas Corporation 2000 Stock Plan (incorporated by reference to
       Exhibit 10.11 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 5, 2001).

  4.3 ATP Oil & Gas Corporation 1998 Stock Option Plan (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1 filed with the Securities & Exchange Commission on September 18,
       2000).

  4.4 First Amendment to the ATP Oil & Gas Corporation 1998 Stock Option Plan (incorporated by reference to Exhibit 10.10 to the Company Registration Statement on Form S-1 filed with the Securities & Exchange Commission on September 18, 2000).

  4.5  Second Amendment to ATP Oil & Gas Corporation 1998 Stock Option Plan.

  5.1  Opinion of Vinson & Elkins L.L.P.

  23.1 Consent of KPMG LLP.

  23.2 Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

  23.3 Consent of Ryder Scott Company, L.P.

  23.4 Consent of Schlumberger Holditch-Reservoir Technologies Consulting Services.

  24.1 Powers of Attorney (included on the signature page to this registration statement).



                                  UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of May 2001.

                                 ATP OIL & GAS CORPORATION


                                 By:  /s/ Albert L. Reese, Jr.
                                      ------------------------
                                      Albert L. Reese, Jr.
                                      Senior Vice President and Chief Financial
                                      Officer

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Albert L. Reese, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 10th day of May, 2001.

               SIGNATURE                                                       TITLE
----------------------------------------                 -------------------------------------------------
/s/ T. Paul Bulmahn                                      Chairman, President and Director
----------------------------------------                 (Principal Executive Officer)
    T. Paul Bulmahn

 /s/ Albert L. Reese, Jr.                                Senior Vice President and Chief Financial Officer
----------------------------------------
     Albert L. Reese, Jr.

/s/ Keith R. Godwin                                      Vice President and Controller
----------------------------------------                 (Principal Accounting Officer)
    Keith R. Godwin

/s/ Carol E. Overbey                                     Director
----------------------------------------
    Carol E. Overbey

/s/ Gerard Swonke                                        Director
----------------------------------------
    Gerard Swonke

/s/ Arthur H. Dilly                                      Director
----------------------------------------
    Arthur H. Dilly

/s/ Robert C. Thomas                                     Director
----------------------------------------
    Robert C. Thomas

/s/ Walter Wendlandt                                     Director
----------------------------------------
    Walter Wendlandt

                               INDEX TO EXHIBITS

  3.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 12, 2000).

  3.2 Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities & Exchange Commission on December 12, 2000).

  4.1  Specimen Common Stock Certificate (incorporated by reference to Exhibit
       4.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 18, 2000).

  4.2  ATP Oil & Gas Corporation 2000 Stock Plan (incorporated by reference to
       Exhibit 10.11 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 5, 2001).

  4.3 ATP Oil & Gas Corporation 1998 Stock Option Plan (incorporated by reference to Exhibit 10.9 to the Company Registration Statement on Form S-1 filed with the Securities & Exchange Commission on September 18,
       2000).

  4.4 First Amendment to the ATP Oil & Gas Corporation 1998 Stock Option Plan (incorporated by reference to Exhibit 10.10 to the Company Registration Statement on Form S-1 filed with the Securities & Exchange Commission on September 18, 2000).

  4.5  Second Amendment to ATP Oil & Gas Corporation 1998 Stock Option Plan.

  5.1  Opinion of Vinson & Elkins L.L.P.

  23.1 Consent of KPMG LLP.

  23.2 Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

  23.3 Consent of Ryder Scott Company, L.P.

  23.4 Consent of Schlumberger Holditch-Reservoir Technologies Consulting Services.

  24.1 Powers of Attorney (included on the signature page to this registration statement).